EXHIBIT  32

     STATEMENT  UNDER  SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002


The undersigned, the Chairman, President and Chief Executive Officer and the Senior Vice President, Finance, of MacDermid, Incorporated ("the Corporation") respectively, each hereby certifies that to his knowledge on the date hereof:

The quarterly report on Form 10-Q of the Corporation for the quarterly period ended March 31, 2005, filed on the date hereof with the Securities and Exchange Commission ("the Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of March 31, 2005, of the Corporation.


Date:  May  9,  2005                                /s/  Daniel  H.  Leever
       -----------                                  -----------------------

                                                         Daniel  H.  Leever
                                                          Chairman  and
                                                     Chief  Executive  Officer



Date:  May  9,  2005                            /s/  Gregory  M.  Bolingbroke
       -------------                            -----------------------------

                                                     Gregory  M.  Bolingbroke
                                              Senior  Vice  President,  Finance

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.